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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) April 8, 2003
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                                TOYS "R" US, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                  1-11609                22-3260693
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(State or other jurisdiction      (Commission             (IRS Employer
      of incorporation)           File Number)        Identification Number)


          461 From Road, Paramus, New Jersey                     07652
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       (Address of Principal Executive Offices)                (Zip Code)


     Registrant's Telephone Number, including area code     (201) 262-7800
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          (Former name or former address, if changed since last report)
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Item 5.             Other Events

                    Toys "R" Us, Inc. (the "Company") has heretofore filed with the Securities and Exchange Commission a Prospectus dated April 2, 2003 and a Prospectus Supplement dated April 2, 2003 (Registration No. 333-103983) relating to the public offering of $400,000,000 aggregate principal amount of its 7.875% Notes Due 2013 (the "Notes"). On April 8, 2003, the Company completed the sale of the Notes to the underwriters named in the Terms Agreement referred to below and received net proceeds of approximately $390 million. The Notes are a newly created series of debt securities issued under the Indenture, dated as of May 28, 2002, between the Company and The Bank of New York, as trustee. The purpose of this Current Report on Form 8-K is to file with the Commission the Underwriting Agreement dated April 2, 2003, between the Company and the representatives of the underwriters, the Terms Agreement dated April 2, 2003, between the Company and the underwriters named therein and the form of 7.875% Note Due 2013.

Item 7.             Financial Statements, Pro Forma Financial Information and
                    Exhibits
(c)  Exhibits

     1.1(a)         Underwriting Agreement dated April 2, 2003.
     1.1(b)         Terms Agreement dated April 2, 2003.
     4.2            Form of 7.875% Note Due 2013.







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              TOYS "R" US, INC.
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                                                (Registrant)


     DATE   April 8, 2003            BY        /s/ Louis Lipschitz
                                        --------------------------------
                                        Louis Lipschitz
                                        Executive Vice President - Chief
                                        Financial Officer




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                                  EXHIBIT INDEX

Exhibit No.              Description
1.1(a)                   Underwriting Agreement dated April 2, 2003.
1.1(b)                   Terms Agreement dated April 2, 2003.
4.2                      Form of 7.875% Note Due 2013.







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